EXCELSIOR TAX-EXEMPT FUNDS, INC.

FORM N-SAR

File No. 811-4101

Semi-Annual Period Ended September 30, 2000


Exhibit Index

Sub Item 77C: Submission of matters to a vote of security holders.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.


SUB-ITEM 77C: Submission of matters to a vote of security holders;


1.	At a special meeting of shareholders held on May 3, 2000,
the shareholders of the following portfolios of Excelsior Tax-Exempt Funds, Inc. (the "Company") approved a new investment advisory agreement among the Company, U.S. Trust Company and United States Trust Company of New York, and with respect to the California Tax-Exempt Income Fund only, a new sub-advisory agreement among U.S. Trust Company, United States Trust Company of New York and U.S. Trust Company, N.A.:

Fund
For
Against
Abstain
Long-Term Tax-Exempt
Fund
8,011,613
115,854
226,930
Tax-Exempt Money Fund
943,345,62
4
891,322
3,252,159
California Tax-Exempt
Income Fund, with
respect to the advisory
agreement
8,096,847
0
0
California Tax-Exempt
Income Fund, with
respect to the sub-
advisory agreement
8,096,847
0
0


2.	At a special meeting held on May 19, 2000, the shareholders
of the following portfolios of the Company approved a new investment advisory agreement among the Company, U.S. Trust
Company and United States Trust Company of New York:

Fund
For
Against
Abstain
Intermediate-Term Tax-
Exempt Fund
16,630,969
61,755
122,275
New York Intermediate-Term
Tax-Exempt Fund
8,411,727
57,135
62,698
Short-Term Tax-Exempt
Securities Fund
4,304,273
114
34,107
New York Tax-Exempt Money
Fund
259,169,121
328,899
828,713


SUB-ITEM 77Q1(e):  Exhibits

	(e)	Copies of any new or amended Registrant investment
advisory contracts.

		(1)	Investment Advisory Agreement dated as of May 31,
2000 among the Company, U.S. Trust Company and
United States Trust Company of New York with respect to the Company's New York Intermediate-
Term Tax-Exempt, Short-Term Tax-Exempt Securities,
California Tax-Exempt Income, Tax-Exempt Money,
Intermediate -Term Tax-Exempt, Long-Term Tax-
Exempt and New York Tax-Exempt Money Funds is incorporated herein by reference to Exhibit (d)(1) of Post-Effective Amendment No. 30 to the
Company's Registration Statement on Form N-1A filed on July 31, 2000 ("Post-Effective Amendment
No. 30").

		(2)	Sub-Advisory Agreement dated as of May 31, 2000
among U.S. Trust Company, United States Trust
Company of New York and U.S. Trust Company, N.A.
with respect to the Company's California Tax-
Exempt Income Fund is incorporated herein by reference to Exhibit (d)(2) to Post-Effective
Amendment No. 30.